Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Capital Financial Holdings, Inc. (the "Company") for the quarter ending March 31, 2017, I, Jonathan Carlson, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.           Such Quarterly Report on Form 10-Q for the quarter ending March 31, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in such Quarterly Report on Form 10-Q for the quarter ending March 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Capital Financial Holdings, Inc.

Dated: May 12, 2017	By:	/s/ Jonathan Carlson
Jonathan Carlson
Title